                                                                     Exhibit 3.5

File Number 5967-209-6

                               STATE OF ILLINOIS
                                   OFFICE OF
                             THE SECRETARY OF STATE

WHEREAS, ARTICLES OF INCORPORATION OF TITAN WHEEL CORPORATION OF ILLINOIS INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

     In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 19TH day of NOVEMBER A.D. 1997 and of the Independence of the United States the two hundred and 22ND.

(SEAL)


                                        /s/ George H. Ryan
                                        ----------------------------------------
                                        Secretary of State

C-212 2
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
Form BCA-2.10

                                          ARTICLES OF INCORPORATION
                                  This space for use by Secretary of State

(Rev. Jan. 1991)

George H. Ryan                                                                 SUBMIT IN DUPLICATE!
Secretary of State
Department of Business Services                    (STAMP)                    This space for use by
Springfield, IL 62756                                                           Secretary of State

Payment must be made by                                                      Date 11-19-97
certified check, cashier's
check, Illinois attorney's                                                   Franchise Tax   $ 25,00
check, Illinois C.P.A's check                                                Filing Fee      $ 75,00
or money order, payable to                                                                   -------
"Secretary of State."                                                        Approved: Bl     100,00

1.    CORPORATE NAME: Titan Wheel Corporation of Illinois
     (The corporate name must contain the word "corporation", "company,"
     "incorporated," "limited" or an abbreviation thereof.)

2.   Initial Registered Agent:       Cheri            T.          Holley
                                  First Name   Middle Initial   Last name

     Initial Registered Office:      2701       Spruce Street
                                    Number         Street        Suite #

                                    Quincy  IL      62301         Adams
                                     City         Zip Code        County

3.   Purpose or purposes for which the corporation is organized:
     (If not sufficient space to cover this point, add one or more sheets of this size.)

                             Manufacturer of wheels.

4.   Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

           Par Value      Number of Shares      Number of Shares     Consideration to be
Class      per Share         Authorized      Proposed to be Issued    Received Therefor
------   --------------   ----------------   ---------------------   -------------------
common   $ no par value        10,000               1,000                  $1,000
                                                                           ------
                                                                   TOTAL = $1,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

                                     (over)

5.   OPTIONAL:   (a)  Number of directors constituting the initial board of directors of the corporation:___________________

                 (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

                     Name      Residential Address         City, State, ZIP
                 -----------   -------------------   ---------------------------

                 _______________________________________________________________

                 _______________________________________________________________

                 _______________________________________________________________


6.   OPTIONAL:   (a)  It is estimated that the
                      value of all property to be
                      owned by the corporation
                      for the following year
                      wherever located will be:     $___________________________

                 (b)  It is estimated that the
                      value of the property to be
                      located within the State of
                      Illinois during the
                      following year will be:       $___________________________

                 (c)  It is estimated that the
                      gross amount of business
                      that will be transacted by
                      the corporation during the
                      following year will be:       $___________________________

                 (d)  It is estimated that the
                      gross amount of business
                      that will be transacted
                      from places of business in
                      the State of Illinois
                      during the following year
                      will be:                      $___________________________

7.   OPTIONAL:   OTHER PROVISIONS

                 Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.   NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated October 30, 1997.

          SIGNATURE AND NAME                             ADDRESS
          ------------------                             -------


1. /s/ Cheri T. Holley                  1. 2701 Spruce Street
   ----------------------------------      Street
   Signature                               Quincy      IL      62301
   Cheri T. Holley                         City/Town   State   Zip Code
   (Type or Print Name)


2.                                      2.
   ----------------------------------      -------------------------------------
   Signature                               Street

   ----------------------------------      -------------------------------------
   (Type or Print Name)                    City/Town   State   Zip Code


3.                                      3.
   ----------------------------------      -------------------------------------
   Signature                               Street

   ----------------------------------      -------------------------------------
   (Type or Print Name)                    City/Town   State   Zip Code

(Signatures must be in ink on original document, Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

                                  FEE SCHEDULE

- The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1 50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

-    The filing fee is $75.

-    The MINIMUM TOTAL DUE (franchise tax + filing fee) is $100.
     (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

- The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

     Illinois Secretary of State        Springfield, IL 62756
     Department of Business Services    Telephone (217) 782-9522
                                                        782-9523

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